Exhibit 99.1 Press Release

Valassis Announces Expiration and Results of Put Option for

Senior Secured Convertible Notes due 2033

Livonia, Mich. – May 23, 2008 – Valassis Communications, Inc. (NYSE: VCI) today announced that it has accepted for payment all Senior Secured Convertible Notes due 2033 (the “Notes”) validly tendered prior to 5 p.m., New York City time, on May 21, 2008 (the “Expiration Date”), the expiration of the holders’ right to require Valassis to purchase the Notes for cash (the “Put Option”). Notes in an aggregate principal amount at maturity of $239,674,000 (or approximately $159,920,000 net of discount), representing approximately 99.95% of the $239,794,000 in aggregate principal amount at maturity (or approximately $160,000,000 net of discount) outstanding, were validly tendered for repurchase. Valassis has forwarded cash in payment of the aggregate purchase price to the paying agent, which is The Bank of New York Trust Company, N.A., and payment to holders of the Notes will be made promptly by the paying agent. Any Notes not tendered and purchased pursuant to the Put Option will remain outstanding, and the holders thereof will be subject to the terms of the indenture governing the Notes and the Notes. Following the Put Option, an aggregate principal amount at maturity of $120,000 (or approximately $80,000 net of discount) of the Notes remain outstanding.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes. The offer for the Notes was made only pursuant to Valassis’ Company Notice to Holders dated April 23, 2008, which set forth the complete terms and conditions of the Put Option.

Questions regarding the Put Option should be directed to The Bank of New York Mellon Corporation, Corporate Trust Department/Reorganization Unit, Attn: David Mauer, 101 Barclay Street, 7 East, New York, NY 10286 (212-815-3687).

About Valassis

Valassis is one of the nation’s leading marketing services companies, offering unparalleled reach and scale to more than 15,000 advertisers. Its RedPlum portfolio delivers value on a weekly basis to over 100 million shoppers across a multi-media platform – in-home, in-store and in-motion. Through its newest offering – redplum.com – consumers will find compelling national and local deals online. Headquartered in Livonia, Michigan with approximately 7,000 associates in 28 states and nine countries, Valassis is widely recognized for its associate and corporate citizenship programs, including its America’s Looking for Its Missing Children® program. Valassis companies include Valassis Direct Mail, Inc., Valassis Canada, Promotion Watch, Valassis Relationship Marketing Systems, LLC and NCH Marketing Services, Inc. For more information, visit http://www.valassis.com or http://www.redplum.com.

Safe Harbor and Forward-Looking Statements

Certain statements found in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties and other factors which may cause the actual results, performance or achievements of Valassis to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: price competition from Valassis’ existing competitors; new competitors in any of Valassis’ businesses; a shift in client preference for different promotional materials, strategies or coupon delivery methods; an unforeseen increase in Valassis’ paper or postal costs; changes which affect the businesses of Valassis’ clients and lead to reduced sales promotion spending; challenges and costs of achieving synergies and cost savings in connection with the acquisition of ADVO and integrating ADVO’s operations may be greater than expected; Valassis’ substantial indebtedness, and its ability to incur additional indebtedness, may affect Valassis’ financial health; certain covenants in Valassis’ debt documents could adversely restrict Valassis’ financial and operating flexibility; fluctuations in the amount, timing, pages, weight and kinds of advertising pieces from period to period, due to a change in Valassis’ clients’ promotional needs, inventories and other factors; Valassis’ failure to attract and retain qualified personnel may affect its business and results of operations; a rise in interest rates could increase Valassis’ borrowing costs; the outcome of ADVO’s pending shareholder lawsuits; possible governmental regulation or litigation affecting aspects of Valassis’ business; and general economic conditions, whether nationally or in the market areas in which Valassis conducts its business, may be less favorable than expected. These and other risks and uncertainties related to Valassis’ business are described in greater detail in its filings with the United States Securities and Exchange Commission, including Valassis’ reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings. Valassis disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:

Mary Broaddus

Director, Corporate Communications

734-591-7375

broaddusm@valassis.com